Exhibit 32.2

SECTION 906 CERTIFICATION

The undersigned hereby certifies that the Quarterly Report on Form 10-Q of Israel Growth Partners Acquisition Corp. (the “Registrant”) for the fiscal quarter ended April 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: June 15, 2009	/s/ Richard J. Roth
Richard J. Roth
Chief Financial Officer